Exhibit 4.1


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 30, 2005, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

                         8% Senior Secured Note due 2007

No. 1
U.S. $[               ]                                   Dated: January 1, 2006

         FOR VALUE RECEIVED, the undersigned, Hughes Communications, Inc., a
Delaware corporation (the "Issuer"), HEREBY PROMISES TO PAY to [       ] (the
"Holder") or its successors or assigns the principal sum of [      ] ($[     ]),
or such greater or lesser principal amount of this Note then outstanding, on January 1, 2007. Interest shall accrue from the date of the transfer of funds to the Issuer pursuant to Section 2.2 of the Note Purchase Agreement (as hereinafter defined) on the unpaid balance hereof at the rate of 8.0% per annum ("Deferred Interest") and the outstanding principal hereof shall be automatically increased by an amount equal to the Deferred Interest on each Deferred Interest Payment Date. Deferred Interest shall be calculated on the basis of a year of 360 days, consisting of twelve, 30-day months.

         This Note is one of the Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of December 30, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among the Issuer and the other parties thereto, and is subject to the terms thereof. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

         So long as any Event of Default shall have occurred and be continuing, the Issuer shall pay, in cash on demand from time to time, interest to the extent permitted by Law at a rate per annum equal to 4.0% above the Stated Rate on the outstanding principal amount hereof and any unpaid interest then due and payable hereon.

         Payments of principal of, interest on and premium, if any, with respect to this Note are to be made in lawful money of the United States of America, in immediately available funds, to such account as the holder of this Note shall have specified by written notice to the Issuer as provided in the Note Purchase Agreement.

         Pursuant to Section 3.5 of the Note Purchase Agreement and subject to the limitations specified therein, upon consummation of the Rights Offering, this Note, if held by an Initial Noteholder, shall automatically convert to the number of shares of Common Stock determined by dividing the aggregate principal amount outstanding on this Note, plus any accrued and unpaid interest, by the per share subscription price of Common Stock in the Rights Offering.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of Transfer, duly endorsed, or accompanied by a written instrument of Transfer duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, and compliance with the other provisions of the Note Purchase Agreement, a new Note for the appropriate principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of Transfer, the Issuer may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

                  If an Event of Default under the Note Purchase Agreement occurs and is continuing, the principal of and accrued but unpaid interest and liquidated damages, if any, on this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Issuer.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                     *******

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         IN WITNESS WHEREOF, the Issuer has caused this Note to be executed by its duly authorized officer as of the date first set forth above.



                                         HUGHES COMMUNICATIONS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: